UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 29, 2018

COLORSTARS GROUP

(Exact name of registrant as specified in its charter)

NEVADA	000-54107	06-1766282
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification No.)

10F, No. 566 Jung Jeng Rd. Sindian City,
New Taipei City 231, Taiwan, R.O.C

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (949) 336-6161

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:

We are filing this Amendment No. 1 on Form 8-K/A (“Amendment No. 1”) to our Current Report on Form 8-K (the “Original Form 8-K”) filed with the Securities and Exchange Commission (“SEC”) on November 30, 2018. We are filing this Amendment No. 1 to correct certain information in the Original Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective November 29, 2018, the Board of Directors of ColorStars Group (the “Company”) appointed Mr. Michael W. Chung to the Board of Directors to fill the vacancy created by the resignation of Mr. Liu Hsiu-Fu. Mr. Michael W. Chung, age 63, serves on the Company’s Board of Directors commencing on November 29, 2018.

Mr. Chung is the co-founder and owner of Number ONE Seafood Company, an import and export and distribution company of seafood, which he co-founded in October 1995. Mr. Chung is also the co-founder and currently co-chairman of XL Investment Group, which is an international investment company he co-founded in September 2005. Since August 2018, Mr. Chung has also been the Chief Executive Officer of International Markets of Glauben Besitz, LLC, an LNG exporting company located in Tampa, Florida. Mr. Chung’s career experience includes over 13 years in the finance industry, providing solutions for business development and helping to build portfolios for small business’ to expand; over 13 years as Co-Founder and Chief Financial Officer, International Trading, in the seafood market which did business across 10 countries; 11 years as founder and Chief Executive Officer in the trucking business with truck fleets of over 60 trucks; and over 17 years as an operator in the logistics and warehousing business with a Japanese Company located in New York.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLORSTARS GROUP

Date: December 6, 2018	By:	/s/ Wei-Rur Chen
Wei-Rur Chen Chief Executive Officer